UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2009

The Nielsen Company B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	333-142546-29	98-0366864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway New York, New York 10003 (646) 654-5000	Ceylonpoort 5 2037 AA Haarlem The Netherlands +31 23 546 3463

(Address of principal executive offices)

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 9, 2009, Mr. Clive Hollick resigned as a member of the Supervisory Board of The Nielsen Company B.V. (“Nielsen”), having been a member since July 28, 2006.

Item 8.01.	Other Events

At an extraordinary meeting of Nielsen’s shareholders held on February 9, 2009, the shareholders elected Mr. Simon Brown as a member of the Supervisory Board.

Simon. Brown is a member at Kohlberg Kravis Roberts & Co., where he heads the Consumer Products & Services Team. Prior to joining Kohlberg Kravis Roberts & Co., Mr. Brown was with Madison Dearborn Partners, Thomas H. Lee Company and Morgan Stanley Capital Partners, where he was involved in a broad range of private equity transactions. He holds a B.Com, First Class Honours, from Queen’s University and an M.B.A. with High Distinction, Baker Scholar, John L. Loeb Fellow, from Harvard Business School.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 10, 2009

THE NIELSEN COMPANY B.V.

By:	/s/ David E. Berger
Name: David E. Berger Title: Senior Vice President and Corporate Controller (Principal Accounting Officer)

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